EXHIBIT 10.2

PROMISSORY NOTE

Amount:  $30,000.00                                         Date:  July 31, 2003

FOR VALUE RECEIVED, China Wireless Communications, Inc., of 7280 Lagae Road, Unit F, #130, Castle Rock, CO 80108 the undersigned (Borrower) promises, upon demand, to pay to Henry Zaks, of 11649 N. Port Washington Road, Ste 224, Mequon, WI 53092, the sum of thirty thousand dollars and no/100s ($30,000.00) as follows:

         1.   To be repaid in two repayments:
                a. $15,000 to be paid out of the initial proceeds of any funding prior to the two million currently being arranged through Worldwide China Securities Corp
                b. $15,000 to be paid upon funding of the two million expected to occur no later than in the month of September

         2. Total principal to be paid is not to exceed $30,000.00 and is to be fully repaid no later than September 30, 2003

         3. Interest charges shall be calculated at .75% per month (9% per annum)

Unless expressly indicated to the contrary herein, all payments received on account of this Note shall b applied first to costs incurred by Lender hereunder, then to accrued interest, and then to the unpaid principal balance thereof.

Borrower and any grantors or endorsers hereof herby waive diligence, presentment, protest and demand, and notice of protest, notice of demand, notice of dishonor and notice of nonpayment of this Note, and specifically consent to and waive notice of any renewals or extensions of this Note. Borrower expressly waives the pleading of any statute of limitations or laches as a defense to any demand hereunder against Borrower.

Notwithstanding anything in this Note to the contrary, the obligations of Borrower under this Note shall be absolute and Borrower expressly and unconditionally waives any and all rights to offset, deduct or withhold any payments or changes due under this Note for any reason whatsoever.

If Borrower shall fail to pay when due any sum payable hereunder and such failure shall remain unremedied for a period of ten days after notice thereof shall have been given to Borrower by Lender, then Lender may, at its sole option, declare all sums owing under this Note immediately due and payable.

The acceptance by any holder of this Note of any payment that is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of such holders rights or remedies at the time or at any subsequent time, without the express written consent of such holder, except as and to the extent otherwise provided by law.

If this note or any part of the indebtedness represented hereby shall not be paid as aforesaid, then the holder may place this Note or any part of the indebtedness represented hereby in the hands of any attorney for collection, and Borrower agrees to pay, in addition to all other amounts due hereunder, all reasonable costs of collection, including, with limitation, attorney's fees whether or note suit is brought.

This Note may be waived, changed, modified or discharged only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

This Note shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado.

The time for performance of any obligation hereunder shall be strictly construed, time being of the essence. Whenever any payment is to be made hereunder shall be stated to be due on a day which is not a business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of payment of interest hereunder. As used herein, the term "Business Day" means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of Colorado.

All notices required or desired to be given hereunder shall be given in writing and signed by the party so giving notice, and shall be effective when delivered to the party or upon certified receipt of courier or overnight carrier if sent by commercial overnight carrier and addressed as set forth below. A notice not given by overnight carrier in the manner described in the preceding sentence shall be deemed given if and when actually received by the party to whom it is given.

         To Lender:          Henry Zaks
                             11649 N. Port Washington Road
                             Mequon, WI  53092

         To Borrower:        China Wireless Communications, Inc.
                             7280 Lagae Road, Unit F, #130
                             Castle Rock, CO 80108

If any provision of this Note, or the application hereof to any circumstance, is found to be unenforceable, invalid or illegal, such provision shall be deemed deleted from this Note or not applicable to such circumstance, as the case may be, and the remainder of this note shall not be affected or impaired thereby.

This Promissory Note shall replace the Convertible Promissory Note in the same amount dated May 15, 2003. Interest shall accrue from the date and at the rate of the Convertible Promissory Note.


CHINA WIRELESS COMMUNICATIONS, INC.             LENDER:
BORROWER


/s/ PHILLIP ALLEN                               /s/ HENRY ZAKS
------------------------------------------      --------------------------------
By: Phillip Allen, President/CEO      Date      Henry Zaks



/s/ BRAD WOODS
------------------------------------------
Brad Woods, CFO                       Date